UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2016

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01:	Entry Into a Material Definitive Agreement.

On June 1, 2016, San Jose Water Company (the “Company”), a wholly-owned subsidiary of SJW Corp., entered into a $125,000,000 credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as the lender (the “Lender”). The Credit Agreement provides an unsecured credit facility with a letter of credit sublimit of $10,000,000. Proceeds of borrowings under the Credit Agreement may be used to refinance existing debt, for working capital, and for general corporate purposes. The Credit Agreement has a maturity date of June 1, 2021.

Borrowings under the Credit Agreement bear interest at either the Alternate Base Rate (“ABR”) or the LIBO (as defined in the Credit Agreement) rate. ABR borrowings (which are borrowings bearing interest at a rate determined by reference to the ABR) will bear interest at a rate per annum equal to (i) the greatest of (a) the prime rate in effect on such day, (b) the federal funds effective rate on such day plus 0.5%, and (c) the adjusted LIBO rate for a one-month interest period on such day plus 1% plus (ii) the Applicable Rate (as defined in the Credit Agreement), which is determined based on a pricing grid that is dependent upon the credit rating of the Company as determined by either S&P or Moody’s. Eurodollar borrowings under the Credit Agreement will bear interest at a rate per annum equal to (i) the adjusted LIBO rate for the interest period in effect plus (ii) the Applicable Rate.

The Credit Agreement contains customary representations, warranties and events of default, as well as certain restrictive covenants customary for facilities of this type, including restrictions on indebtedness, liens, acquisitions and investments, restricted payments, asset sales, and fundamental changes. The Credit Agreement also includes certain financial covenants that require the Company to maintain a maximum funded debt to capitalization ratio and a minimum interest coverage ratio.

On June 1, 2016, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s existing $85,000,000 credit agreement, dated as of March 1, 2012, as amended from time to time (the “WF Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) thereby reducing the maximum principal amount available under such line of credit to $3,060,000. Pursuant to such amendment, no further borrowing is permitted under the WF Credit Agreement and the WF Credit Agreement will remain outstanding for the sole purpose of reimbursing Wells Fargo for any draws against outstanding letters of credit totaling $3,000,000 and related fees until such letters of credit are replaced or terminated. All outstanding borrowings under the WF Credit Agreement have been paid off. The total availability under both the Credit Agreement and the WF Credit Agreement shall not exceed $125,000,000.

The foregoing description of the Credit Agreement and the Fourth Amendment and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Credit Agreement and Fourth Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see disclosure set forth under Item 1.01 hereto, which is incorporated by reference into this item 2.03.

Item 8.01:	Other Events.

On June 1, 2016, SJW Corp. and its wholly-owned subsidiary, SJW Land Company (collectively, the “Borrowers”), entered into a $15,000,000 credit agreement with the Lender (the “SJW Corp. Credit Agreement”), which provides an unsecured credit facility to the Borrowers with a letter of credit sublimit of $5,000,000. The SJW Corp. Credit Agreement matures on June 1, 2021. Borrowings under the SJW Corp. Credit Agreement bear interest under the same terms and conditions as those in the Credit Agreement. The SJW Corp. Credit Agreement replaces the existing $15,000,000 credit agreement, dated March 1, 2012, as amended from time to time, between the Borrowers and Wells Fargo, which have been paid off and terminated.

In addition, on June 1, 2016, SJW Corp., as guarantor, and SJWTX, Inc., a wholly-owned subsidiary of SJW Corp. (the “Borrower”), entered into a $5,000,000 credit agreement with the Lender (the “SJWTX Credit Agreement”), which provides an unsecured credit facility to the Borrower with a letter of credit sublimit of $1,000,000. The SJWTX Credit Agreement matures on June 1, 2021. Borrowings under the SJWTX Credit Agreement bear interest under the same terms and conditions as those in the Credit Agreement.

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Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

10.1	Credit Agreement, dated June 1, 2016, between San Jose Water Company and JPMorgan Chase Bank, N.A.
10.2	Fourth Amendment to Credit Agreement, dated June 1, 2016, between San Jose Water Company and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: June 2, 2016	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document

10.1	Credit Agreement, dated June 1, 2016, between San Jose Water Company and JPMorgan Chase Bank, N.A.
10.2	Fourth Amendment to Credit Agreement, dated June 1, 2016, between San Jose Water Company and Wells Fargo Bank, National Association.

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